Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2014, on the financial statements of Venaxis, Inc., which report appears in the Company’s Annual Report on form 10-K for the year ended December 31, 2013.  We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath P.C.
GHP Horwath, P.C.

Denver, Colorado
March 28, 2014